Registration No.


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                             ----------------------------

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                         FURNITURE BRANDS INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)


                     Delaware                            43-0337683
          (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)             Identification No.)

          101 South Hanley Road, St. Louis, Missouri        63105
          (Address of principal executive offices)       (Zip Code)

                        FURNITURE BRANDS INTERNATIONAL, INC.
                           1999 LONG-TERM INCENTIVE PLAN
                             (Full title of the plan)
                             ------------------------

                      Lynn Chipperfield, General Counsel
                     Furniture Brands International, Inc.
                             101 South Hanley Road
                           St. Louis, Missouri  63105
                   (Name and address of agent for service)

                               314-863-1100
          (Telephone number, including area code, of agent for service)
                          ------------------------


                        CALCULATION OF REGISTRATION FEE
     --------------------------------------------------------------------------
     Title of       Amount         Proposed         Proposed        Amount of
     securities     to be          maximum          maximum         registration
     to be          registered     offering price   aggregate       fee
     registered                    per share*       offering price*
     ---------------------------------------------------------------------------
     Common Stock     2,250,000    $24.1875         $54,421,875     $15,129
     (No par value)      shares
     ---------------------------------------------------------------------------

          *For the purpose of computing the registration fee only. Pursuant to Rule 457(c), the average of the high and low prices, as reported on the New York Stock Exchange on June 2, 1999.



          Item 3.  Incorporation of Certain Documents By Reference

               The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and shall be deemed to be a part hereof:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

               3. The description of Furniture Brands Common Stock contained in its Form 8 registration statement filed with the Commission on June 29, 1992 and the description of the associated Series A Junior Participating Preferred Stock contained in its Form 8-A registration statement filed with the Commission on July 31, 1998.

               All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.  Description of Securities

               Not applicable.

          Item 5.  Interest of Named Experts and Counsel

               The validity of the Furniture Brands Common Stock offered hereby is being passed on for the Company by Lynn Chipperfield, General Counsel of the Company. As of June 1, 1999, Mr. Chipperfield is the beneficial owner of 8,000 shares of Common Stock and has options to purchase 171,000 shares, 85,000 of which are currently exercisable.

          Item 6.  Indemnification of Directors and Officers

               Section 145 ("Section 145") of the Delaware General Corporation Law permits indemnification of directors, officers,





          agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               The Company's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the By-laws. The Company maintains such insurance.

               Certain of the directors and former directors of the Company have entered into and are the beneficiaries of indemnification agreements with the Company. These agreements provide indemnity protection for such persons which is substantially the same as that authorized by the Delaware General Corporation Law and provided for in the Company's By-laws.

          Item 7. Exemption from Registration Claimed

               Not applicable.





          Item 8.  Exhibits

               4(a) Furniture Brands International, Inc.'s Restated
                    Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3(a) to Furniture Brands International Inc.'s report on Form 10-Q for the quarter ended September 30, 1996).

               4(b) By-Laws of Furniture Brands International, Inc. Revised
                    and Amended to May 6, 1998 (Incorporated by reference to Exhibit 10(b) to Furniture Brands International, Inc.'s report on Form 10-Q for the quarter ended March 31, 1999).

               4(c) Rights Agreement, dated as of July 30, 1998, between
                    the Company and Bank of New York, as Rights Agent. (Incorporated by reference to Exhibit 4(b) to Furniture Brands International, Inc.'s Quarterly report on Form 10-Q for the quarter ended June 30, 1998.)


               4(d) Certificate of Designations, Preferences and Rights of
                    Series A Junior Participating Preferred Stock of the Company. (Incorporated by reference to Exhibit 4(c) to Furniture Brands International, Inc.'s Report on From 10-Q for the quarter ended June 30, 1998.)

               4(e) Furniture Brands International, Inc.'s 1999 Long-Term
                    Incentive Plan. (Incorporated by reference to Exhibit 10(b) to Furniture Brands International, Inc.'s report on Form 10-Q for the quarter ended March 31, 1999.)

               5 Opinion of Lynn Chipperfield, General Counsel of Furniture Brands International, Inc., as to the legality of the securities to be registered including his consent.

               23(a)  Consent of KPMG LLP.

               23(b)  Consent of Lynn Chipperfield (included in Exhibit No.
                      5)

               24     Power of Attorney

          Item 9.  Undertakings

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any material information with respect
                         to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 8th day of June, 1999.


                                       Furniture Brands International, Inc.



                                   By: /s/ W.G. Holliman
                                     -------------------------------
                                       W.G. Holliman
                                       Chairman of the Board, President
                                         and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 8, 1999.

               Signature                                   Title
               ---------                                   -----


          W.G. Holliman                       President and Director
          ----------------------              (Principal Executive Officer)
          (W.G. Holliman)

          Katherine Button Bell*              Director
          -----------------------
          (Katherine Button Bell)


          Bruce A. Karsh*                     Director
          -----------------------
          (Bruce A. Karsh)


          Donald E. Lasater*                   Director
          -----------------------
          (Donald E. Lasater)


          Lee M. Liberman*                     Director
          -----------------------
          (Lee M. Liberman)





          Richard B. Loynd*                    Director
          ------------------------
          (Richard B. Loynd)



          Malcom Portera*                      Director
          ------------------------
          (Malcom Portera)


          Albert E. Suter*                     Director
          ------------------------
          (Albert E. Suter)


          David P. Howard                      Vice President and Treasurer
          -------------------------            (Principal Financial
          David P. Howard                       Officer)


          Steven W. Alstadt                    Controller
          -------------------------            (Principal Accounting
          Steven W. Alstadt                     Officer)


               *This Registration Statement is hereby signed on behalf of each of the persons so designated by the undersigned pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.



                                        Lynn Chipperfield
                                        -----------------------
                                        Lynn Chipperfield
                                        Attorney-in-Fact